CONSULTING AGREEMENT

This Consulting Agreement is made as of April 22, 2015 by and between Fresh Healthy Vending International, Inc. a corporation organized under the laws of the State of Nevada, with its principal place of business at 9605 Scranton Road Suite 801 San Diego, CA 92121 (hereinafter the "Company"), and Cary W. Sucoff an individual located at 3 Eastwoods Drive, Cold Springs Harbor, NY 11724

WHEREAS, Consultant has extensive experience and expertise in corporate strategic planning, financial strategy, fundraising and capitalization metrics; and

WHEREAS, the Company desires to engage the services of Consultant and Consultant desires to provide such consulting services to the Company as an independent contractor on such matters within the experience and expertise of the Consultant,

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.	Consulting Services
1.1.	Consultant shall provide the Company with the services as follows:
Consultant agrees, to the best of his knowledge and ability, to advise the Company regarding financial strategy, corporate strategic planning and public market awareness;
1.2.	Consultant undertakes to perform his duties and obligations under this Agreement with the highest degree of professionalism and shall abide by all laws, rules and regulations that apply to the performance of the Services;
2.	Status of Parties
2.1.	Consultant shall at all times act as an independent contractor and not as an employee of the Company and shall not have authority to speak for, represent, obligate or legally bind the Company in any way. The parties hereby deny and waive any demand, claim and/or allegation that an employment relationship of any kind has resulted from this Agreement.
3.	Term of the Agreement
3.1.	This Agreement is at will and shall commence on the Effective Date and shall expire in 6 months. The Agreement may be terminated by either party upon 30 days prior written notice.
4.	Fees and Expenses
4.1.	In consideration of Consultant's obligations under this Agreement, the Company shall pay Consultant the following:
(i)	$2,500 per month for the Consulting Services;
(ii)	200,000 shares of common stock with one year transfer restrictions and;
(iii)	200,000 options to purchase shares of common stock in the form of a three year warrant with a strike price of $.60 per share and one year transfer restrictions.

4.2.	Consultant shall be entitled to reimbursement for documented reasonable out of pocket expenses incurred in performing his duties pursuant to this Agreement. Such expenses shall be approved prior to incurring such expenses.

5.	Confidentiality and Proprietary Rights
As a basic condition to entering into this Agreement, Consultant warrants and undertakes to execute, be bound by and comply with the Confidentiality and Proprietary Rights as requested by the Company.
6.	Covenants, Representations and Warranties
Consultant hereby represents and warrants to the Company that Consultant's execution of this Agreement, and Consultant's performance of Consultant's obligations under this Agreement, will not violate, breach or otherwise conflict with any term or provision of any contract or agreement, written or oral, to which Consultant is a party.
7.	General
7.1.	Neither party hereto shall assign any of its rights and obligations hereunder without the prior written consent of the other party.
7.2.	Either party's failure at any time to require strict compliance by the other party of the provisions of this Agreement shall not diminish such party's right thereafter to demand strict compliance therewith or with any other provision. Waiver of any particular default shall not waive any other default.
7.3.	All disputes with respect to this Agreement shall be determined in accordance with the laws and jurisdiction of the city of San Diego and the State of California.
7.4.	In the event that any provision of this Agreement shall be deemed unlawful or otherwise unenforceable, such provision shall be severed from this Agreement and the balance of the Agreement shall continue in full force and effect.

7.5.	Any notice permitted, required or desired to be given under this Agreement shall be in writing, fax or via email and shall be deemed to have been effectively given when delivered to the party (i) if personally delivered, or (ii) if sent via email or facsimile, upon successful transmission to:
In the case of the Company:

Fresh Healthy Vending International, Inc.
9605 Scranton Road
Suite 801
San Diego, CA 92121
Attention:  Mr. Nicholas Yates

In the case of the Consultant:

Cary W. Sucoff
3 Eastwoods Drive
Cold Spring Harbor, NY 11724

or to other such address as may have been designated by the Company or the Consultant by notice to the other given as provided herein.

In witness whereof, the duly authorized representatives of the Company and Consultant have executed this Agreement as of the date stated below.

COMPANY:		CONSULTANT:

Fresh Healthy Vending International, Inc.

By:	/s/ Nicholas Yates	/s/ Cary W. Sucoff
Mr. Nicholas Yates		Cary W. Sucoff
Chairman and VP of Corp. Operations

3